As filed with the Securities and Exchange Commission on May 7, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BALL CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0160610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9200 W. 108th Circle, P.O. Box 5000
Westminster, Colorado 80021
(303) 469-3131
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hannah Lim-Johnson
Senior Vice President, Chief Legal Officer and Corporate Secretary
Ball Corporation
9200 W. 108th Circle, P.O. Box 5000
Westminster, Colorado 80021
(303) 469-3131
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Shilpi Gupta
Skadden, Arps, Slate, Meagher & Flom LLP
320 Canal Street
Chicago, Illinois 60606
(312) 407-0700

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Ball Advanced Aluminum Technologies Corp.*	Delaware	54-1344175
Ball Asia Services Limited*	Delaware	35-1266192
Ball Beverage Can Americas Inc.*	Delaware	36-4287015
Ball BP Holding Company*	Delaware	62-1821843
Ball Container LLC*	Delaware	27-0671085
Ball Corporation*	Nevada	35-1687923
Ball Glass Containers, Inc.*	Delaware	35-1602255
Ball Holdings LLC*	Delaware	27-0670877
Ball Inc.*	Delaware	06-1122239
Ball Metal Beverage Container Corp.*	Colorado	84-1326644
Ball Metal Container Corporation*	Indiana	35-1779013
Ball Packaging, LLC*	Colorado	84-1326640
Ball Pan-European Holdings, LLC**	Delaware	33-1022314
Latas de Aluminio Ball, Inc.*	Delaware	54-1088943
Rexam Beverage Can Company*	Delaware	36-2241181
USC May Verpackungen Holding Inc.*	Delaware	36-4335392

*
Address and telephone number of principal executive offices are the same as those of Ball Corporation, an Indiana corporation.

**
Address and telephone number of principal executive offices is 2400 Huntington Drive, Fairfield, CA, 94533; (909) 517-2700.

PROSPECTUS
Ball Corporation
Debt Securities
Common Stock
Preferred Stock
Warrants
From time to time, we may offer, issue and sell, together or separately:
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debt securities, which may be senior debt securities or subordinated debt securities;

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common stock;

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preferred stock; or

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warrants to purchase debt securities, preferred stock or common stock.

In addition, from time to time, selling shareholders may offer our common stock.
We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
We or selling shareholders may sell the securities to or through underwriters, and also to other purchasers or through agents, whether or not owned on the date hereof. The names of the underwriters will be stated in the prospectus supplements and other offering material. We or selling shareholders may also sell securities directly to investors. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Our common stock is listed on the New York Stock Exchange under the symbol “BALL.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 7, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of securities as described in this prospectus, in one or more offerings. In addition, selling shareholders may sell, from time to time, our common stock in one or more offerings. This prospectus provides you with a general description of the securities that we or selling shareholders may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
When used in this prospectus, the terms “Ball,” the “Company,” “we,” “our” and “us” refer to Ball Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
Ball Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to you on the SEC’s website at http://www.sec.gov.
This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC and incorporated by reference herein or therein for a more complete understanding of the document or matter.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:
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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

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portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025;

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our Current Report on Form 8-K filed with the SEC on May 1, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 5, 1973, on Form 8-A12B/A filed with the SEC on January 25, 2002 and on Form 8-A12B/A filed with the SEC on August 2, 2004.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.
If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:
Ball Corporation
9200 W. 108th Circle, P.O. Box 5000
Westminster, Colorado 80021
(303) 469-3131
Attention: Chief Legal Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the documents incorporated by reference herein may contain, “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements represent our goals, plans or expectations, and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as “expects,” “anticipates,” “estimates,” “will,” “believe,” “continue,” “goal” and similar expressions. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.
Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under “Risk Factors” in our periodic reports and in other documents that we file with the SEC. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to the following:
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product capacity, supply, and demand constraints and fluctuations and changes in consumption patterns;

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availability/cost of raw materials, equipment and logistics;

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competitive packaging, pricing and substitution;

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changes in climate and weather and related events such as drought, wildfires, storms, hurricanes, tornadoes and floods;

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footprint adjustments and other manufacturing changes, including the opening and closing of facilities and lines;

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failure to achieve synergies, productivity improvements or cost reductions;

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unfavorable mandatory deposit or packaging laws;

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customer and supplier consolidation;

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power and supply chain interruptions;

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changes in major customer or supplier contracts or a loss of a major customer or supplier;

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inability to pass through increased costs;

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war, political instability and sanctions, including relating to the situation in Russia and Ukraine and its impact on our supply chain and our ability to operate in Europe, the Middle East and Africa regions generally;

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changes in foreign exchange or tax rates;

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tariffs, trade actions or other governmental actions, including business restrictions and orders affecting goods produced by us or in our supply chain, including imported raw materials;

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the extent to which sustainability-related opportunities arise and can be capitalized upon;

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changes in senior management, succession, and the ability to attract and retain skilled labor;

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regulatory actions or issues including those related to tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Food and Drug Administration and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

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technological developments and innovations;

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the ability to manage cyber threats;

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litigation;

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strikes;

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disease;

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pandemic;

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labor cost changes;

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inflation;

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rates of return on assets of the Company’s defined benefit retirement plans;

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pension changes;

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uncertainties surrounding geopolitical events and governmental policies;

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reduced cash flow;

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interest rates affecting our debt; and

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successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on our operating results and business generally.

If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BALL CORPORATION
We are one of the world’s leading suppliers of aluminum packaging for the beverage, personal care and household products industries. Our sustainable, aluminum packaging products are produced for a variety of end uses and are manufactured in facilities around the world. Our largest product line is aluminum beverage containers and we also produce extruded aluminum aerosol containers, recloseable aluminum bottles across multiple consumer categories and aluminum slugs.
The Company was organized in 1880 and incorporated in the State of Indiana in 1922. Our principal executive offices are located at 9200 W. 108th Circle, P.O. Box 5000, Westminster, Colorado 80021, and our telephone number is (303) 469-3131. We maintain a website at www.ball.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
You can get more information regarding our business by reading our Annual Report on Form 10-K for the year ended December 31, 2024 and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K(together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities offered by us as set forth in the applicable prospectus supplement.
We will not receive any proceeds from any resale of our common stock by selling shareholders under this prospectus or any prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture, dated November 27, 2015, between us and Deutsche Bank Trust Company Americas, as trustee, as amended from time to time. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.
We have summarized certain general features of the debt securities from the indenture. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement (including which indenture such securities will be governed by) and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.
Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
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title and aggregate principal amount;

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whether such securities will be senior or subordinated;

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applicable subordination provisions, if any;

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whether such securities will be entitled to the benefits of the guarantees or any other form of guarantee;

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conversion or exchange into other securities;

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whether such securities will be secured or unsecured, and if secured, what the collateral will consist of;

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percentage or percentages of principal amount at which such securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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redemption (including upon a “change of control”) or early repayment provisions;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which such securities will be issued;

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whether such securities will be issued in whole or in part in the form of one or more global securities;

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identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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conversion or exchange features;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the purchaser of such securities can select the payment currency;

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securities exchange(s) on which such securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for such securities;

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extent to which a secondary market for such securities is expected to develop;

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additions to or changes in the events of default with respect to such securities and any change in the right of the applicable trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the applicable indenture;

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provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture; and

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additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the applicable trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the applicable trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK
The following is a description of certain material terms of our amended articles of incorporation, bylaws and of certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.
General
Our authorized capital structure consists of:
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1,100,000,000 shares of common stock, without par value; and

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15,000,000 shares of preferred stock, without par value.

As of May 2, 2025, there were 277,417,504 shares of common stock and no shares of preferred stock issued and outstanding.
Common Stock
Voting
The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.
Dividends
Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to such dividends as our board of directors may declare out of funds legally available.
Liquidation Rights
In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any series of our preferred stock, the holders of our common stock will be entitled to receive the distribution of any of our remaining assets.
Other matters
Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.
Preferred Stock
We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our amended articles of incorporation authorize our board of directors to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights and stated, redemption and liquidation values), preferences, limitations and restrictions of each unissued series. All shares of preferred stock of the same series must be identical with each other in all respects. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.
When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:
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the title or designation of the series;

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the number of shares to be included in the series;

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whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

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the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

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the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

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the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Ball Corporation;

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whether the preferred stock being offered will be listed on any securities exchange;

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if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

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the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

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any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation or bylaws then in effect.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.
Certain Anti-Takeover Matters
Certain provisions of our amended articles of incorporation and bylaws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Removal of Directors Only for Cause; Filling Vacancies
Our amended articles of incorporation provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Our amended articles of incorporation also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.
The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.
Advance Notice Requirements
Our bylaws set forth advance notice procedures with regard to shareholder nomination of candidates for election as directors and shareholder proposals of business to be presented at annual meetings of shareholders. These procedures provide that notice of such shareholder nominations or proposals must be given timely in proper written form to the Secretary of Ball Corporation prior to the meeting at which the shareholder nominee or such business is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. To be in proper written form, the notice must contain the information required by our bylaws, including information regarding the proposal and the proponent. The advance notice requirements may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.
Special Meetings of Shareholders
Our bylaws do not grant shareholders the right to call a special meeting of shareholders. Under our bylaws, special meetings of shareholders may be called only by our chairman of the board or by the board of directors or as otherwise may be required by law.
Restrictions on Certain Related Party Business Combination Transactions
In order to approve certain business combination transactions involving related parties, our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors. These related party business combination transactions include:
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any merger or consolidation of us or any of our subsidiaries with (1) any related party or (2) any other person or entity who or which is, or after such merger or consolidation would be, an affiliate or associate of the related party;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any related party or an affiliate or associate of a related party of any assets of Ball Corporation or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

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any issuance or transfer by us or any of our subsidiaries of any securities having an aggregate fair market value of $10,000,000 or more of Ball Corporation or any of our subsidiaries to any related party or an affiliate or associate of a related party in exchange for cash, securities or property (or combination thereof);

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the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related party or an affiliate or associate of a related party;

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any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that is directly or indirectly owned by any related party or an affiliate or associate of a related party; or

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any agreement, contract or other arrangement providing for any one or more of the transactions mentioned above.

A related party is a person or entity who or which (1) is the beneficial owner of more than 10% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (2) is one of our affiliates or associates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (3) is an assignee of or has otherwise succeeded to any shares of our voting stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related party, if such assignment or succession shall have occurred in the course of a transaction not involving a public offering within the meaning of the Securities Act.
The supermajority voting requirement does not apply, however, if:
•
the related party business combination transaction is approved by a majority of directors who are unaffiliated with the related party and who were directors before such person or entity became a related party; or

•
specified price, form of consideration and procedural requirements have been met.

Indiana Business Combinations Statute
We are subject to Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law. Our bylaws provide that Chapter 42, the Control Share Acquisition Chapter, of the Indiana Business Corporation Law shall not apply to control share acquisitions of shares of our capital stock.
Subject to exceptions set forth in the Business Combinations Chapter, that Chapter prohibits an Indiana corporation from engaging in certain business combination transactions, including transactions similar to the related party business combination transactions described above, with any interested shareholder for a period of five years following the date that the shareholder first became an interested shareholder, unless the business combination or the purchase of shares made by the interested shareholder on such date is approved by the board of directors of the corporation prior to such date. If prior approval of the board of directors is not obtained, several price and procedural requirements must be met before the business combination may be completed.
In general, the Business Combinations Chapter defines an interested shareholder as any person who or which (1) is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) is an affiliate or associate of the corporation and at any time within the five year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Trust Company.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. Such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:
•
the title or designation of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•
the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•
the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
whether such warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•
if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of such warrant will be payable;

•
if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if necessary, a discussion of certain federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Todd A. Mikesell, Vice President, Associate General Counsel of Ball Corporation, will provide opinions regarding the authorization and validity of the securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
Information Not Required in Prospectus
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.
Amount to be Paid
SEC registration fee	*
Trustee’s fees and expenses	**
Printing and engraving fees and expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Rating agency fees	**
Miscellaneous	**
Total	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

**
An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
The following summary is qualified in its entirety by reference to the complete text of the statute, the amended articles of incorporation and the bylaws referred to below.
Ball Corporation is empowered by Chapter 37 of the Indiana Business Corporation Law (the “IBCL”), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorneys’ fees) and the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which such person is made a party because such person is or was a director, officer, employee or agent of Ball Corporation if his or her conduct was in good faith, he or she reasonably believed that, if acting in the individual’s official capacity, the conduct was in the best interests of the corporation and in all other cases, the conduct was not opposed to the corporation’s best interests, and, in the case of any criminal proceeding, he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under a corporation’s articles of incorporation or bylaws, resolution of the board of directors or of the shareholders, or otherwise. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against or incurred by such person in any of the capacities described above, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCL.
Article XII, Section B of Ball Corporation’s amended articles of incorporation obligates Ball Corporation to indemnify any person in connection with any liability and reasonable expenses arising by reason of such person’s status as a past or present director, officer or employee of Ball Corporation or of any other enterprise which he or she is serving or served in any capacity at the request of Ball Corporation if such person is determined to have acted in good faith and in a manner the director, officer or employee reasonably believed to be in the best interests of the corporation or such other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful; provided, however, there shall be no indemnification (a) as to amounts paid or payable to Ball Corporation or such other enterprise for or based upon the person having gained in fact any personal profit or advantage to which he or she was not legally entitled; (b) as to amounts paid or payable to Ball Corporation for an accounting of profits in fact made from the purchase or sale of securities of Ball Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America whether as a matter of public policy or pursuant to statutory provisions. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, does not create a presumption that a director, officer or employee did not meet the applicable standards of conduct. In addition, any person who has been wholly successful with respect to any proceeding of the type described above is entitled to indemnification as of right, except to the extent he has otherwise been indemnified.
Ball Corporation’s bylaws provide that Ball Corporation shall indemnify any person made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in connection with a proceeding to the fullest extent permitted by the IBCL, as so limited by the limitations on indemnification set forth in Article 5, Section C, including with respect to having met the standard of conduct set forth in the IBCL. The termination of a proceeding by judgment, order, settlement, or conviction, or upon plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct set forth in the IBCL. The bylaws additionally provide that any person who has been wholly successful with respect to any proceeding of the type described above is entitled to indemnification as of right.
The directors and officers of Ball Corporation and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies maintained by Ball Corporation.
Item 16.   Exhibits
The following documents are exhibits to this registration statement.
Exhibit Number	Description
1.1	Form of underwriting agreement.*
4.1	Indenture, dated as of November 27, 2015, by and between Ball Corporation and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.7 to Ball Corporation’s Registration Statement on Form S-3, dated November 27, 2015).
4.2	Form of debt securities.*
4.3	Specimen Certificate of Common Stock (incorporated by reference to Ball Corporation’s Annual Report on Form 10-K for the year ended December 31, 1979, filed with the SEC on March 24, 1980).
4.4	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*
4.5	Form of warrant agreement (including form of warrant certificate).*
5.1	Opinion of Todd A. Mikesell.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
22.1	Subsidiary Guarantors of Guaranteed Securities.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Ball Corporation.
23.2	Consent of Todd A. Mikesell (included in Exhibit 5.1).

Exhibit Number	Description
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on signature pages to this registration statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee under the Indenture, dated as of November 27, 2015.
107	Filing Fee Table.

*
To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.   Undertakings
Each of the undersigned registrant hereby undertakes:
(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(f)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(h)   Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, Ball Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westminster, state of Colorado, on May 7, 2025.
BALL CORPORATION
By:
/s/ Daniel W. Fisher

Daniel W. Fisher
Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Daniel W. Fisher Daniel W. Fisher	Chairman and Chief Executive Officer (principal executive officer)
/s/ Howard H. Yu Howard H. Yu	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ Nate C. Carey Nate C. Carey	Vice President and Controller (principal accounting officer)
/s/ John A. Bryant John A. Bryant	Director
/s/ Michael J. Cave Michael J. Cave	Director

Signature	Title
/s/ Aaron M. Erter Aaron M. Erter	Director
/s/ Dune E. Ives Dune E. Ives	Director
/s/ Cynthia A. Niekamp Cynthia A. Niekamp	Director
/s/ Todd A. Penegor Todd A. Penegor	Director
/s/ Cathy D. Ross Cathy D. Ross	Director
/s/ Betty J. Sapp Betty J. Sapp	Director
/s/ Stuart A. Taylor II Stuart A. Taylor II	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Advanced Aluminum Technologies Corp., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westminster, state of Colorado, on May 7, 2025.
BALL ADVANCED ALUMINUM
TECHNOLOGIES CORP.
By:
/s/ James W. Billings

James W. Billings
President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ James W. Billings James W. Billings	Director (principal executive officer)
/s/ Howard H. Yu Howard H. Yu	Executive Vice President (principal financial officer)
/s/ Nate C. Carey Nate C. Carey	Vice President (principal accounting officer)
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	Director and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Asia Services Limited, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westminster, state of Colorado, on May 7, 2025.
BALL ASIA SERVICES LIMITED
By:
/s/ Ronald J. Lewis

Ronald J. Lewis
Chairman and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Ronald J. Lewis Ronald J. Lewis	Chairman and Director (principal executive officer)
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	Director and Secretary
/s/ Howard H. Yu Howard H. Yu	Executive Vice President and Director (principal financial officer)
/s/ Deron J. Goodwin Deron J. Goodwin	Director & Treasurer
/s/ Nate C. Carey Nate C. Carey	Vice President (principal accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Beverage Can Americas Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westminster, state of Colorado, on May 7, 2025.
BALL BEVERAGE CAN AMERICAS INC.
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
President and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	Director and President (principal executive officer)
/s/ Deron J. Goodwin Deron J. Goodwin	Director and Treasurer (principal financial and accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball BP Holding Company, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westminster, state of Colorado, on May 7, 2025.
BALL BP HOLDING COMPANY
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
President and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	Director and President (principal executive officer)
/s/ Deron J. Goodwin Deron J. Goodwin	Director and Treasurer (principal financial and accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Container LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on May 7, 2025.
BALL CONTAINER LLC
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	President and Secretary (principal executive officer)
/s/ Howard H. Yu Howard H. Yu	Treasurer (principal financial and accounting officer)
Ball Holdings LLC
By: /s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson President and Secretary	Sole member of Ball Container LLC

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Corporation, a Nevada corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on May 7, 2025.
BALL CORPORATION
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	President, Secretary and Director (principal executive officer)
/s/ Deron J. Goodwin Deron J. Goodwin	Treasurer (principal financial officer)
/s/ Nate C. Carey Nate C. Carey	Vice President (principal accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Glass Containers, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on May 7, 2025.
BALL GLASS CONTAINERS, INC.
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	President, Secretary and Director (principal executive officer)
/s/ Nate C. Carey Nate C. Carey	Vice President (principal financial and accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Holdings LLC, a Delaware limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westminster, state of Colorado, on May 7, 2025.
BALL HOLDINGS LLC
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature		Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson		President and Secretary (principal executive officer)
/s/ Deron J. Goodwin Deron J. Goodwin		Treasurer (principal financial and accounting officer)
Ball Packaging, LLC
By:	/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson Vice President and Secretary	Sole member of Ball Holdings LLC

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westminster, state of Colorado, on May 7, 2025.
BALL INC.
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	President and Secretary and Director (principal executive officer)
/s/ Deron J. Goodwin Deron J. Goodwin	Treasurer (principal financial and accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Metal Beverage Container Corp., a Colorado corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on May 7, 2025.
BALL METAL BEVERAGE CONTAINER CORP.
By:
/s/ Ronald J. Lewis

Ronald J. Lewis
Chairman and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Ronald J. Lewis Ronald J. Lewis	Chairman and Director (principal executive officer)
/s/ Howard H. Yu Howard Yu	Vice President and Director (principal financial officer)
/s/ Nate C. Carey Nate C. Carey	Vice President (principal accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Metal Container Corporation, an Indiana corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on May 7, 2025.
BALL METAL CONTAINER CORPORATION
By:
/s/ Hannah S, Lim-Johnson

Hannah S. Lim-Johnson
President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	President and Secretary (principal executive officer)
/s/ Nate C. Carey Nate C. Carey	Vice President (principal financial and accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Packaging, LLC, a Colorado limited liability company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on May 7, 2025.
BALL PACKAGING, LLC
By:
/s/ Ronald J. Lewis

Ronald J. Lewis
Chairman and Manager
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Ronald J. Lewis Ronald J. Lewis	Chairman and Manager (principal executive officer)
/s/ Howard H. Yu Howard H. Yu	Vice President and Manager (principal financial officer)
/s/ Nate C. Carey Nate C. Carey	Vice President (principal accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Ball Pan-European Holdings, LLC., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on May 7, 2025.
BALL PAN-EUROPEAN HOLDINGS, LLC.
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	President and Secretary (principal executive officer)
/s/ Nate C. Carey Nate C. Carey	Vice President (principal financial and accounting officer)
Ball Metal Beverage Container Corp.
By: /s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson Senior Vice President and Secretary	Sole member of Ball Pan-European Holdings, LLC

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Latas de Aluminio Ball, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on May 7, 2025.
LATAS DE ALUMINIO BALL, INC.
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
Chairman, Senior Vice President & Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	Chairman, Senior Vice President and Director (principal executive officer)
/s/ Howard H. Yu Howard H. Yu	Vice President and Director (principal financial officer)
/s/ Deron J. Goodwin Deron J. Goodwin	Treasurer and Director
/s/ Nate C. Carey Nate C. Carey	Vice President (principal accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Rexam Beverage Can Company, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westminster, state of Colorado, on May 7, 2025.
REXAM BEVERAGE CAN COMPANY
By:
/s/ Daniel W. Fisher

Daniel W. Fisher
Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Daniel W. Fisher Daniel W. Fisher	Director (principal executive officer)
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	Senior Vice President, Director and Secretary
/s/ Nate C. Carey Nate C. Carey	Vice President (principal accounting officer)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, USC May Verpackungen Holding Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on May 7, 2025.
USC MAY VERPACKUNGEN HOLDING INC.
By:
/s/ Hannah S. Lim-Johnson

Hannah S. Lim-Johnson
Chairman, President and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hannah S. Lim-Johnson, Daniel W. Fisher and Howard H. Yu, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 7, 2025.
Signature	Title
/s/ Hannah S. Lim-Johnson Hannah S. Lim-Johnson	Chairman, President and Secretary (principal executive officer)
/s/ Howard H. Yu Howard H. Yu	Executive Vice President and Director (principal financial officer)
/s/ Nate C. Carey Nate C. Carey	Vice President (principal accounting officer)